PUBLIC SERVICE ELECTRIC AND GAS COMPANY


                                       and


              FIRST FIDELITY BANK, NATIONAL ASSOCIATION, as Trustee



                          FIRST SUPPLEMENTAL INDENTURE


                          Dated as of September 1, 1995


                                       to


                                    INDENTURE


                          Dated as of November 1, 1994








            8% Deferrable Interest Subordinated Debentures, Series B

                                TABLE OF CONTENTS


                                                                  Page


ARTICLE 1   .......................................................  2
            SECTION 1.01...........................................  2

ARTICLE 2   .......................................................  2
            SECTION 2.01...........................................  2

ARTICLE 3   .......................................................  4
            SECTION 3.01...........................................  4

ARTICLE 4   .......................................................  4
            SECTION 4.01...........................................  4
            SECTION 4.02...........................................  4
            SECTION 4.03...........................................  5
            SECTION 4.04...........................................  5
            SECTION 4.05...........................................  5
            SECTION 4.06...........................................  5
            SECTION 4.07...........................................  6

     FIRST SUPPLEMENTAL INDENTURE, dated as of September 1, 1995 by and between Public Service Electric and Gas Company, a corporation duly organized and existing under the laws of the State of New Jersey (the "Company" ) and First Fidelity Bank, National Association, a national banking association organized and existing under the laws of the United States of America, as trustee (the "Trustee") under the Indenture dated as of November 1, 1994 between the Company and the Trustee.

     WHEREAS, the Company executed and delivered the Indenture dated as of November 1, 1994 to the Trustee to provide for the issuance of its deferrable interest subordinated debentures (the "Debentures") in series from time to time as might be determined by the Company and pursuant thereto, the Company has issued its 9-3/8% Deferrable Interest Subordinated Debentures, Series A.

     WHEREAS, the Company is the general partner of Public Service Electric and Gas Capital, L.P., a New Jersey limited partnership (the "Partnership"), which intends to issue an additional series of its limited partner interests designated 8% Cumulative Monthly Income Preferred Securities, Series B (the "Series B Preferred Securities") and to loan the proceeds thereof, together with the investment by the Company, as its sole general partner, in the Partnership to the Company.

     WHEREAS, in order to evidence its intention to make such loan and to accept the Debentures as evidence of such loan, and its approval of the terms of the Series B Debentures (as hereinafter defined), the Partnership has joined in this First Supplemental Indenture.

     WHEREAS, the Company has authorized the issuance of its 8% Deferrable Interest Subordinated Debentures, Series B (the "Series B Debentures") to evidence its obligations with respect to the loan from the Partnership of the proceeds of the Series B Preferred Securities and the related investment by the Company, as its sole general partner, in the Partnership, and to provide therefor, the Company has duly authorized the execution and delivery of this First Supplemental Indenture.

     WHEREAS, all things necessary to make the Series B Debentures when duly issued and executed by the Company and authenticated and delivered hereunder, the valid obligations of the Company, and to make this First Supplemental Indenture a valid and binding agreement of the Company, in accordance with its terms, have been done.

                        NOW THEREFORE:

     Each of the Company and the Trustee, intending to be legally bound hereby, agrees as follows for the benefit of the other party and for the equal and ratable benefit of the holders of the Debentures, including the Series B
Debentures:

                                    ARTICLE 1
                                   DEFINITIONS

SECTION 1.01 Definitions.

     The following terms used in this First Supplemental Indenture shall have the following meanings:

     "Additional Interest", with respect to the Series B Debentures, means an amount equal to and payable at the same time as any Additional Amounts payable on the Series B Preferred Securities, as defined in the action pursuant to the Limited Partnership Agreement creating the Series B Preferred Securities, plus amounts, if any, which the Partnership would be required to pay as taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, with respect to the Series B Debentures so that the net amounts received and retained by the Partnership after paying any such taxes, duties, assessments, or governmental charges will not be less than the amounts the Partnership would have received had no such taxes, duties, assessments or governmental charges been imposed.

     "Debentureholder" or "Holder" means a Person in whose name a Series B Debenture is registered on the Registrar's books.

     "Series B Debentures" means any of the Company's 8% Deferrable Interest Subordinated Debentures, Series B issued under this Indenture.

     "Series B Preferred Securities" means the limited partner interests designated 8% Cumulative Monthly Income Preferred Securities, Series B issued by the Partnership.

     Each of the other terms used in this First Supplemental Indenture that is defined in the Indenture and not defined herein shall have the meaning assigned to it in the Indenture.

                                    ARTICLE 2
                             THE SERIES B DEBENTURES

SECTION 2.01 Terms and Form of the Series B Debentures

     The Series B Debentures shall be designated "Public Service Electric and Gas Company 8% Deferrable Interest Subordinated Debentures, Series B." The Series B Debentures and the Trustee's Certificate of Authentication shall be substantially in the form of Exhibit A attached hereto. The terms and provisions contained in the Series B Debentures shall constitute, and are hereby expressly made, a part of this First Supplemental Indenture. The Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

     The aggregate principal amount of Series B Debentures outstanding at any time may not exceed $61,855,670 except as provided in Section 2.09 of the Indenture to be initially authenticated and delivered from time to time upon delivery to the Trustee of the items specified in Section 2.04(d) of the Indenture.

     The Stated Maturity Date of the Series B Debentures is September 15, 2044. The interest rate of the Series B Debentures is 8% per annum plus Additional Interest, if any.

     The Interest Payment Dates for the Series B Debentures are the last calendar day of each month of each year commencing September 30, 1995. In the event that any date on which interest is payable on the Series B Debentures is not a Business Day, then payment of interest payable on such date will be made on the next day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The Regular Record Date for each Interest Payment Date for the Series B Debentures shall be the 15th day of each month, provided that if the Partnership is the sole Holder of the Series B Debentures or the Series B Debentures are issued in book-entry-only form, the Regular Record Date shall be the close of business on the Business Day next preceding such Interest Payment Date.

     Each Series B Debenture shall bear interest from its Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for with respect to such Series B Debenture; except that, so long as there is no existing Defaulted Interest or Extension Period on the Series B Debentures, any Series B Debenture authenticated by the Trustee between the Regular Record Date for any Interest Payment Date and such Interest Payment Date shall bear interest from such Interest Payment Date.

     Overdue principal of, and interest on, any Series B Debenture and interest which has been deferred pursuant to Section 4.01(b) of the Indenture shall bear interest (to the extent that the payment of such interest shall be legally enforceable) at a rate per annum equal to the interest rate per annum, including Additional Interest, if any, payable on such Series B Debenture.

     The Series B Debentures shall be issuable only in registered form without coupons and only in denominations of $25 and any integral multiple thereof.

     The  Trustee  shall  initially  be  the  Paying  Agent  for  the  Series  B
Debentures.

                                    ARTICLE 3
                                   REDEMPTION


SECTION 3.01 Redemption; Notice to Trustee.

     (a) The Series B Debentures are subject to redemption prior to maturity as provided therein.

     (b) The Series B Debentures shall be subject to mandatory redemption upon the dissolution and winding up of the Partnership, unless, in connection therewith, the Series B Debentures are distributed to the holders of the Series B Preferred Securities in accordance with the terms thereof.

     (c) Any redemption of the Series B Debentures shall be made in the manner, upon the terms and with the effect, all as provided in Sections 3.01(c), 3.02, 3.03, 3.04, 3.05 and 3.06 of the Indenture.


                                    ARTICLE 4
                                  MISCELLANEOUS


SECTION 4.01 Confirmation of Indenture.

     As amended and supplemented by this First Supplemental Indenture, the Indenture is in all respects ratified and confirmed and the Indenture and this First Supplemental Indenture shall be read, taken and construed as one and the same instrument.

SECTION 4.02 Notices.

     Any notice or communication shall be in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows:

          if to the Company:

                      Public Service Electric and Gas Company
                      80 Park Plaza, T6B
                      P.O. Box 570
                      Newark, New Jersey  07101
                      Attention:  Treasurer
          if to the Trustee:

                      First Fidelity Bank, National Association
                      765 Broad Street
                      Newark, New Jersey  07101
                      Attention:  Corporate Trust Department

     The Company or the Trustee, by giving notice to the other, may designate additional or different addresses for subsequent notices of communications. The Company shall notify the holder, if any, of Senior Indebtedness of any such additional or different addresses of which the Company receives notice from the Trustee.

     Any notice or communication given to a Debentureholder other than the Partnership shall be mailed to the Debentureholder at the Debentureholder's address as it appears on the Register of the Registrar and shall be sufficiently given if mailed within the time prescribed.

     Failure to mail a notice or communication to a Debentureholder or any defect in it shall not affect its sufficiency with respect to other Debentureholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

     If the Company mails a notice or communication to the Debentureholders, it shall mail a copy to the Trustee and each Registrar, Paying Agent or co-Registrar.

SECTION 4.03 Severability Clause.

     If any provision in this Indenture or in the Series B Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 4.04 No Recourse Against Others.

     No director, officer, employee or stockholder, as such, of the Company shall have any liability for any obligations of the Company under the Series B Debentures or this First Supplemental Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Series B Debenture, each Debentureholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Series B Debentures.

SECTION 4.05 Successors.

     All agreements of the Company in this First Supplemental Indenture and the Series B Debentures shall bind its successors and assigns. All agreements of the Trustee in this First Supplemental Indenture shall bind its successors and assigns.

SECTION 4.06 Multiple Original Copies of this Indenture.

     The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Any signed copy shall be sufficient proof of this First Supplemental Indenture.

SECTION 4.07 Table of Contents; Headings, Etc.

     The Table of Contents, Cross-Reference Table, and headings of the Articles and Sections of this First Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

                                   SIGNATURES


                        IN  WITNESS  WHEREOF,   the   undersigned,   being  duly
authorized, have executed this First Supplemental Indenture on behalf of the respective parties hereto as of the date first above written.

                     PUBLIC SERVICE ELECTRIC AND GAS COMPANY

                       By:    FRANCIS J. RIEPL
                              ----------------
                       Name:  Francis J. Riepl

                       Title: Vice President and Treasurer

                       FIRST FIDELITY BANK, NATIONAL ASSOCIATION, as Trustee

                       By:    MELISSA MATTHEWS
                              ----------------
                       Name:  Melissa Matthews

                       Title: Vice President


Public Service Electric and Gas Capital, L.P.

By:   Public Service Electric and Gas Company,
      its sole general partner


By:    FRANCIS J. RIEPL
       ----------------
Name:  Francis J. Riepl
Title: Vice President and Treasurer



Solely for the purposes stated in the recitals hereto.

                                    Exhibit A

                     PUBLIC SERVICE ELECTRIC AND GAS COMPANY

                 8% Deferrable Interest Subordinated Debenture,
                                    Series B

No. 1


     Public Service Electric and Gas Company, a New Jersey corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Public Service Electric and Gas Capital, L.P. or registered assigns, the principal sum of Sixty-one Million Eight Hundred Fifty-Five Thousand and Six Hundred Seventy Dollars ($61,855,670) on September 15, 2044, and to pay interest on said principal sum from September 15, 1995 or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, monthly in arrears on the last day of each calendar month of each year commencing September 30, 1995 (each, an "Interest Payment Date") at the rate of 8% per annum plus Additional Interest, if any, until the principal hereof shall have become due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. In the event that any Interest Payment Date is not a Business Day, then interest will be payable on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Debenture is registered at the close of business on the Regular Record Date for such interest installment, which shall be the 15th day of each month, provided that if all of the Series B Debentures (as defined below) are then held by the Partnership or the Series B Debentures are held in book-entry-only form, the Regular Record Date shall be the close of business on the Business Day next preceding such Interest Payment Date. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the Holders on such Regular Record Date, and may be paid to the person in whose name this Debenture is registered at the close of business on a Special Record Date to be fixed by the Trustee (as defined below) for the payment of such defaulted interest, notice whereof shall be given to the Holders of the Series B Debentures not less than 7 days prior to such Special Record Date, as more fully provided in the Indenture.

     Payment of the principal of and interest on this Debenture will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of interest on an Interest Payment Date will be made by check mailed to the Holder hereof at the address shown in the Register or, at the option of the Holder hereof, to such other place in the United States of America as Holder hereof shall designate to the Trustee in writing. At the request of a Holder of at least $10,000,000 aggregate principal amount of Series B Debentures, interest on such Debentures will be payable by wire transfer within the continental United States in immediately available funds to the bank account number specified in writing by such holder to the Registrar prior to the Regular Record Date.

     The principal amount hereof and interest due on the Stated Maturity Date or a Redemption Date (other than an Interest Payment Date) will be paid only upon surrender of this Debenture at the principal corporate trust office of First Fidelity Bank, National Association, Paying Agent, in Newark, New Jersey, or at such other office or agency of the Paying Agent as the Company shall designate by written notice to the Holder of this Debenture.

     The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Debenture is issued subject to the provisions of the Indenture with respect thereto. The Holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. The Holder hereof, by his acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such Holder upon said provisions.

     This Debenture is one of a duly authorized series of Debentures of the Company (herein sometimes referred to as the "Series B Debentures"), specified in the Indenture, limited in aggregate principal amount to $61,855,670 issued under and pursuant to an Indenture dated as of November 1, 1994 executed and delivered between the Company and First Fidelity Bank, National Association, as trustee (the "Trustee"), as supplemented by the First Supplemental Indenture dated as of September 1, 1995 between the Company and the Trustee (said Indenture as so supplemented being hereinafter referred to as the "Indenture").

Reference is made to the Indenture and all indentures supplemental thereto for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Debentures. By the terms of the Indenture, subordinated debentures (the "Debentures") are issuable in series which may vary as to amount, date of maturity, rate of interest and in other respects as in the Indenture provided.

     The Series B Debentures are subject to mandatory redemption prior to maturity at 100% of the principal amount thereof plus accrued interest to the Redemption Date as follows:

                        (i) in whole upon the dissolution and winding up of the Partnership, unless, in connection with such dissolution and winding up, the Series B Debentures are distributed to the holders of the 8% Cumulative Monthly Income Preferred Securities, Series B (the "Series B Preferred Securities") in accordance with the terms thereof; and

                        (ii) in whole or in part upon a redemption of the Series B Preferred Securities, but if in part, in an aggregate principal amount equal to the aggregate stated liquidation preference of the Series B Preferred Securities redeemed.

     At the option of the Company, the Series B Debentures are redeemable prior to maturity (i) at any time after the Company is required to pay Additional Interest on the Series B Debentures, in whole or in part, (ii) at any time on or after September 15, 2000, in whole or in part, and (iii) if a Tax Event shall occur and be continuing, in whole (but not in part), in each case at 100% of the principal amount thereof plus accrued interest to the Redemption Date. "Tax Event" shall mean that the Partnership shall have received an opinion of counsel (which may be regular counsel to the Company or an Affiliate, but not an employee thereof) experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such interpretation or pronouncement is announced on or after the date of original issuance of the Series B Preferred Securities, there is more than an insubstantial risk that (i) the Partnership is subject to United States Federal income tax with respect to interest received on the Debentures or (ii) interest payable by the Company to the Partnership on the Debentures will not be deductible for United States Federal income tax purposes or the Partnership will otherwise not be taxed as a partnership or (iii) the Partnership is subject to more than a de minimis amount of other taxes, duties, assessments or other governmental charges.

     At least 30 days but not more than 60 days before the Redemption Date, the Trustee shall mail or caused to be mailed a notice of redemption by first-class mail, postage prepaid, to each Holder of Debentures to be redeemed.

     In the event of redemption of this Debenture in part only, a new Series B Debenture or Debentures for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

     In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of and interest on all of the Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

     The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Debenture upon compliance by the Company with certain conditions set forth therein.

     Subject to certain exceptions in the Indenture which require the consent of every Holder, the Company and the Trustee may amend the Indenture or the Debentures issued thereunder or may waive future compliance by the Company with any provisions of the Indenture or the Debentures issued thereunder (i) if the Partnership is the sole Holder of the Debentures issued thereunder, with the written consent of the Special Representative or, if no Special Representative has been appointed, the Partnership, at the direction of the holders of 66 2/3% of the aggregate stated liquidation preference of the Preferred Securities at the time outstanding, or (ii) if the Partnership is not the sole Holder of the Debentures, with the consent of the Holders of at least 66 2/3% in aggregate principal amount of the Debentures issued under the Indenture at the time outstanding. Subject to certain exceptions in the Indenture, without the consent of any Holder of the Debentures issued under the Indenture, the Company and the Trustee may amend the Indenture or the Debentures to cure any ambiguity, defect or inconsistency, to bind a successor to the obligations of the Indenture, to provide for uncertificated Debentures in addition to certificated Debentures, to comply with any requirements of the Debentures and the Securities and Exchange Commission in connection with the qualification of the Indenture under the TIA, or to make any change that, in the reasonable judgment of the Company, does not adversely affect the rights of any Holder of the Debentures. Amendments bind all Holders and subsequent Holders of Debentures.

     No reference herein to the Indenture and no provision of this Debenture or the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Debenture at the time and place and at the rate and in the money herein prescribed.

     So long as an Event of Default has not occurred and is continuing, the Company shall have the right at any time and from time to time to extend the interest payment period of the Debentures issued under the Indenture, including the Series B Debentures, to up to 60 consecutive months (the "Extended Interest Payment Period"), provided that no Extended Interest Payment Period shall extend beyond the Stated Maturity Date or Redemption Date of any Debenture issued under the Indenture. At the end of the Extended Interest Payment Period, the Company shall pay all interest then accrued and unpaid (together with interest thereon at the respective rates specified for the Debentures, including the Series B Debentures, to the extent that payment of such interest is enforceable under applicable law). During such Extended Interest Payment Period, the Company may not declare or pay any dividend on, redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock. Prior to the termination of any such Extended Interest Payment Period, the Company may further extend such Extended Interest Payment Period, provided that such Extended Interest Payment Period together with all such previous and further extensions thereof shall not exceed 60 consecutive months. At the termination of any such Extended Interest Payment Period and upon the payment of all amounts then due, the Company may select a new Extended Interest Payment Period, subject to the foregoing restrictions.

     Series B Debentures are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, this Debenture is exchangeable for a like aggregate principal amount of Series B Debentures of a different authorized denomination, as requested by the Holder surrendering the same.

     As provided in the Indenture and subject to certain limitations therein set forth, this Debenture is transferable by the Holder hereof upon surrender of this Debenture for registration of transfer at the office or agency of the Registrar accompanied by a written instrument or instruments of transfer in form satisfactory to the Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Series B Debentures of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

     Prior to presentment for registration of transfer of this Debenture, the Company, the Trustee, any Paying Agent and any Registrar may deem and treat the Holder hereof as the absolute owner hereof (whether or not this Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Registrar) for the purpose of receiving payment of or on account of the principal hereof and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any Paying Agent nor any Registrar shall be affected by any notice to the contrary.

     No recourse shall be had for the payment of the principal of or the interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

     Each term used in this Debenture which is defined in the Indenture and not defined herein shall have the meaning assigned to it in the Indenture.

     This Debenture shall not be valid until an authorized signatory of the Trustee manually signs and dates the Trustee's Certificate of Authentication below.

     IN WITNESS WHEREOF, the Company has caused this Debenture to be signed manually or by facsimile by a duly authorized officer and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.


                     PUBLIC SERVICE ELECTRIC AND GAS COMPANY


                         By:       FRANK J. RIEPL
                                   --------------
[SEAL]                   Name:     Franci J. Riepl
                         Title:    Vice President and Treasurer

Attest:

R.S. SMITH
----------------------
Assistant Secretary


Dated: September 15, 1995

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION


     This is one of the Debentures of the series of Debentures referred to in the within-mentioned First Supplemental Indenture.

FIRST FIDELITY BANK, NATIONAL ASSOCIATION, as Trustee

By: MELISSA MATTHEWS
    -----------------
Name: Melissa Matthews



     Authorized Signatory

                                 ASSIGNMENT FORM


     To assign this Debenture, fill in the form below: (I) or (we) assign and transfer this Debenture to:

---------------------------------------------------------------
  (Insert assignee's social security or tax I.D. number)

----------------------------------------------------------------
  (Print or type assignee's name, address and zip code)

and irrevocably appoint ______________________________ agent to transfer this Debenture on the books of the Debenture Register. The agent may substitute another to act for him.


Dated:  ________________            Signature: ________________________
                                               (Sign exactly as your name
                                               appears on the other side of
                                               this Debenture)

Signature Guaranty: ________________________